Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Houston, TX — February 23, 2017 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of mechanical services including heating, ventilation, air conditioning, plumbing, piping and controls, today announced net income attributable to Comfort Systems USA of $16.9 million or $0.45 per diluted share, for the quarter ended December 31, 2016, as compared to $13.2 million or $0.35 per diluted share, for the quarter ended December 31, 2015.  The Company reported revenue of $392.1 million in the current quarter, as compared to $383.8 million in 2015.  The Company reported free cash flow of $35.7 million in the current quarter, as compared to $18.1 million in 2015.  Backlog as of December 31, 2016 was $763.4 million as compared to $719.3 million as of September 30, 2016 and $711.6 million as of December 31, 2015.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We are proud to report the best fourth quarter and full year results in our history.  Our skilled workforce and local business leaders across the country delivered fantastic execution, achieving these record results despite new construction activity levels that remain below past peaks in most of our markets.  The underlying business environment continued to strengthen in 2016, especially work opportunities in existing buildings, and our recent productivity and growth initiatives ideally positioned us to deliver strong results.”

The Company reported net income attributable to Comfort Systems USA for the year ended December 31, 2016 of $64.9 million or $1.72 per diluted share, as compared to $49.4 million or $1.30 per diluted share, in 2015.  The Company also reported revenue of $1.63 billion as compared to $1.58 billion in 2015.  Free cash flow for the year ended December 31, 2016 was $69.0 million as compared to $78.4 million in 2015.

Mr. Lane concluded, “2016 was another record year for Comfort Systems USA.  Our continuing focus is on generating and wisely deploying cash flow.  In 2016 we generated over $69.0 million in free cash flow, our eighteenth consecutive positive cash flow year.  These high cash flow levels allow us to invest in new businesses, including the acquisition we announced today, while keeping our balance sheet very strong.  During 2016 we continued to return cash to our stockholders with a growing dividend and opportunistic investments to retire outstanding shares of our stock.  Since we began our stock repurchase program in 2007, we have purchased over 7.3 million shares for $95.6 million.  Despite the risks facing our modestly improving U.S. economy, we remain positive in our outlook for 2017 for several reasons, including our strong sequential and year over year growth in our backlog and the expected addition of our new business partners in Central Florida.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday,  February 24, 2017 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-800-219-3192 and enter 50329233 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PPARRUET7.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 3:00 p.m. Central Time,  Friday,  March 3, 2017 by calling 1-888-286-8010 with the conference passcode of 65831797, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 91 locations in 84 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(Unaudited)
	2016	%	2015	%	2016	%	2015	%
Revenue	$392,100	100.0%	$383,840	100.0%	$1,634,340	100.0%	$1,580,519	100.0%
Cost of services	303,835	77.5%	299,913	78.1%	1,290,331	79.0%	1,262,390	79.9%
Gross profit	88,265	22.5%	83,927	21.9%	344,009	21.0%	318,129	20.1%

SG&A	62,956	16.1%	59,998	15.6%	243,201	14.9%	228,965	14.5%
Gain on sale of assets	(238)	(0.1)%	(255)	(0.1)%	(761)	—	(880)	(0.1)%
Operating income	25,547	6.5%	24,184	6.3%	101,569	6.2%	90,044	5.7%

Interest expense, net	(472)	(0.1)%	(391)	(0.1)%	(2,336)	(0.1)%	(1,681)	(0.1)%
Changes in the fair value of contingent earn-out obligations	263	0.1%	100	—	731	—	225	—
Other income (expense)	642	0.2%	12	—	1,097	0.1%	76	—
Income before income taxes	25,980	6.6%	23,905	6.2%	101,061	6.2%	88,664	5.6%

Income tax expense	9,113		9,022		36,165		31,224
Net income including noncontrolling interests	16,867	4.3%	14,883	3.9%	64,896	4.0%	57,440	3.6%

Less: Net income attributable to noncontrolling interests	—		1,662		—		8,076
Net income attributable to Comfort Systems USA, Inc.	$16,867	4.3%	$13,221	3.4%	$64,896	4.0%	$49,364	3.1%

Income per share attributable to Comfort Systems USA, Inc.:

Basic	$0.45		$0.35		$1.74		$1.32

Diluted	$0.45		$0.35		$1.72		$1.30

Shares used in computing income per share:
Basic	37,199		37,473		37,335		37,442
Diluted	37,684		37,938		37,811		37,868

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016	%	2015	%	2016	%	2015	%

Net income including noncontrolling interests	$16,867		$14,883		$64,896		$57,440
Income taxes	9,113		9,022		36,165		31,224
Other expense (income), net	(642)		(12)		(1,097)		(76)
Changes in the fair value of contingent earn-out obligations	(263)		(100)		(731)		(225)
Interest expense, net	472		391		2,336		1,681
Gain on sale of assets	(238)		(255)		(761)		(880)
Depreciation and amortization	6,495		6,030		26,166		23,416
Adjusted EBITDA	$31,804	8.1%	$29,959	7.8%	$126,974	7.8%	$112,580	7.1%

Note:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31,	December 31,
	2016	2015

Cash and cash equivalents	$32,074	$56,464
Accounts receivable, net	318,837	302,052
Costs and estimated earnings in excess of billings	29,369	31,338
Other current assets	35,677	34,419
Total current assets	415,957	424,273
Property and equipment, net	68,195	60,813
Goodwill	149,208	143,874
Identifiable intangible assets, net	42,435	41,079
Other noncurrent assets	33,108	21,555
Total assets	$708,903	$691,594

Current maturities of long-term debt	$600	$500
Current maturities of long-term capital lease obligations	163	251
Accounts payable	103,440	106,684
Billings in excess of costs and estimated earnings	83,985	85,397
Other current liabilities	129,493	112,559
Total current liabilities	317,681	305,391
Long-term debt	1,955	10,500
Long-term capital lease obligations	93	256
Other long-term liabilities	12,541	10,442
Total liabilities	332,270	326,589
Comfort Systems USA, Inc. stockholders’ equity	376,633	346,721
Noncontrolling interests	—	18,284
Total stockholders’ equity	376,633	365,005
Total liabilities and stockholders’ equity	$708,903	$691,594

Selected Cash Flow Data (In Thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)
	2016	2015	2016	2015
Cash provided by (used in):
Operating activities	$41,434	$23,284	$91,188	$97,867
Investing activities	$(4,398)	$(5,145)	$(79,318)	$(25,628)
Financing activities	$(30,299)	$(6,747)	$(36,260)	$(47,839)

Free cash flow:
Cash from operating activities	$41,434	$23,284	$91,188	$97,867
Purchases of property and equipment	(5,960)	(5,592)	(23,217)	(20,808)
Proceeds from sales of property and equipment	215	447	1,062	1,338

Free cash flow	$35,689	$18,139	$69,033	$78,397

Note:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.